SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to Rule 14a-12

MERCANTILE BANKSHARES CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Mercantile Bankshares Corporation
pursuant to Rule 14a-12 of
the Securities and Exchange Act

      On October 11, 2006, the following letter from James E. Rohr, Chairman and Chief Executive Officer of The PNC Financial Services Group, Inc., was provided to the employees of Mercantile Bankshares Corporation:

James E. Rohr Chairman and Chief Executive Officer

October 11, 2006

All of us at The PNC Financial Services Group are delighted about the plans to combine our organizations.

By establishing deep and lasting customer relationships, Mercantile has built a premier franchise with an outstanding record of growth. Your strengths – particularly in retail banking, commercial banking and wealth management – and impressive distribution network nicely complement those of PNC. Even more important, we share a culture that emphasizes exceptional customer service and devotion to the community. I am confident that, together, we will have an opportunity to become a dominant bank in the highly coveted New Jersey-to-Washington corridor.

Over the next several months, representatives of PNC will work closely with a team from Mercantile to plan for our future. This spirit of cooperation has enabled us to successfully complete many mergers and expand our franchise, including our entry into Greater Washington last year. We have found that by working together we can minimize disruptions during the transition and maximize the benefits for customers and employees over the long term.

We understand that you may have questions about PNC. Enclosed are some materials to familiarize you with our company.

We are excited about the opportunity we have to build on our combined strengths and create one of the nation’s leading financial services companies.

Sincerely,

ADDITIONAL INFORMATION ABOUT THIS TRANSACTION
The PNC Financial Services Group, Inc. and Mercantile Bankshares Corporation will be filing a proxy statement/prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the “SEC”). WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Continued on the reverse side . . .

The PNC Financial Services Group

One PNC Plaza  249 Fifth Avenue  Pittsburgh  Pennsylvania  15222 2707

Investors will be able to obtain these documents free of charge at the SEC’s web site (www.sec.gov). In addition, documents filed with the SEC by The PNC Financial Services Group, Inc. will be available free of charge from Shareholder Relations at (800) 843-2206. Documents filed with the SEC by Mercantile Bankshares will be available free of charge from Mercantile Bankshares Corporation, 2 Hopkins Plaza P.O. Box 1477, Baltimore, Maryland 21203, Attention: Investor Relations.

The directors, executive officers, and certain other members of management and employees of Mercantile Bankshares are participants in the solicitation of proxies in favor of the merger from the shareholders of Mercantile Bankshares. Information about the directors and executive officers of Mercantile Bankshares is set forth in the proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on March 29, 2006. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.